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                                                                     Exhibit 5.1

May 29, 2002



CellStar Corporation
1730 Briercroft Court
Carrollton, Texas 75006

Re: Registration Statement on Form S-8 of an aggregate of 650,000 shares of Common Stock, par value $0.01 per share, of CellStar Corporation

Gentlemen:

We have acted as counsel to CellStar Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 650,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company that may be issued pursuant to, and in accordance with, (i) the CellStar Corporation 1993 Amended and Restated Long Term Incentive Plan (the "Plan") and (ii) the Non-Qualified Stock Option Agreement between the Company and Terry S. Parker, dated as of July 5, 2001 (the "Parker Option").

In connection therewith, we have examined (i) the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Bylaws (the "Bylaws") of the Company, as amended, (ii) minutes, records and resolutions of the corporate proceedings of the Company with respect to the adoption and amendment of the Plan, and the granting of awards thereunder and with respect to the adoption of the Parker Option, and (iii) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

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CellStar Corporation
May 29, 2002
Page Two

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 600,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time in accordance with the terms of the Plan, have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Plan and any related stock option agreement or other applicable agreements, will be validly issued, fully paid and nonassessable. Further, we are of the opinion that the 50,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time in accordance with the terms of the Parker Option, have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Parker Option, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is filed with the Registration Statement.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP